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                                                              EXHIBIT 23.7

                                    CONSENT

  The undersigned, on behalf of the Direct Marketing Association (the "DMA"), hereby consents to the use by Genesis Direct, Inc. of certain statistical information of the DMA in a registration statement filed or to be filed with the Securities and Exchange Commission.

                                       Direct Marketing Association

                                            /s/ Direct Marketing Association
                                       By: ___________________________________
                                       Name:   /s/ Ann Zeller
                                       Title:  Vice President, Information &
                                               Special Projects

                                       Dated: April 14, 1998